FIRST AMENDMENT DATED AS OF JULY 20, 2001 TO CREDIT AGREEMENT DATED AS OF April 25, 2001

        This First Amendment dated as of July 20, 2001 to Credit Agreement dated as of April 25, 2001 (this “Amendment”) is made by and among NEW HORIZONS WORLDWIDE, INC., a Delaware corporation (the “Company”), lenders parties hereto (the “Banks”), and BANK OF AMERICA, N.A., as letter of credit issuing bank and as agent for the Banks (in its capacity as agent, together with any successors and assigns, the “Agent”). Terms used but not defined herein have the meanings specified in the Credit Agreement referenced below.

W I T N E S S E T H:

        WHEREAS, the Company, the Banks, the Issuing Bank and the Agent are parties to that certain Credit Agreement dated as of April 25, 2001 (as amended or modified and in effect on the date hereof, the “Credit Agreement”);

        WHEREAS, the Company has requested that the Banks, the Issuing Bank and the Agent agree to amend or modify the Credit Agreement as set forth herein; and

        WHEREAS, the Agent, the Banks and the Issuing Bank are willing to amend and modify the Credit Agreement, subject to the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties hereto, intending legally to be bound, hereby agree as follows:

SECTION 1

AMENDMENTS TO THE CREDIT AGREEMENT

        The Credit Agreement is hereby amended so that Section 9.5 of the Credit Agreement shall read in its entirety as follows:

        9.5   Earnout Payments The Company shall not permit, for any period of 12 consecutive months ending during any period set forth below, the ratio of (a) the aggregate Earnout Payments required to be made in cash by the Company or any Subsidiary during such 12-month period to (b) the Consolidated EBITDA for such 12-month period, to exceed the ratio applicable thereto as follows:

Period	Ratio
Closing Date through June 30, 2001	0.46: 1
July 1, 2001 through December 31, 2001	0.40: 1
January 1, 2002 through December 31, 2002	0.35: 1
January 1, 2003 and thereafter	0.30: 1

SECTION 3

WARRANTIES

        The Company warrants to the Agent and the Banks as of the date hereof that:

        (a)   After giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date).

        (b)   After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or will result from this Amendment.

        (c)   The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

        (d)   The Credit Agreement as modified by this Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with the Credit Agreement's terms as modified by the terms of this Amendment, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor's rights generally or by equitable principles relating to enforceability.

SECTION 4

GENERAL

        (a)   As hereby modified, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified, approved and confirmed in all respects.

        (b)   The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to execute similar modifications under the same or similar circumstances in the future.

        (c)   Upon execution and delivery of this Amendment and the Guarantor Acknowledgement and Consent attached hereto, this Amendment shall be binding upon and shall inure to the benefit of the Company, the Agent and the Banks and their respective successors and assigns.

        (d)   The Company agrees to pay all fees and out-of-pocket costs and expenses of the Agent (including reasonable attorneys' fees and expenses of counsel to the Agent and the Banks) in connection with the preparation and execution of this Amendment.

        (e)   This Amendment (and the Guarantor Acknowledgement and Consent attached hereto) may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

        Delivered at Chicago, Illinois, as of the date and year first above written.

[SIGNATURES ON THE FOLLOWING PAGE]

        IN WITNESS WHEREOF, the parties hereto have caused the execution and delivery hereof by their respective representatives thereunto duly authorized as of the day and year first above written.

NEW HORIZONS WORLDWIDE, INC.,
a Delaware corporation

By:    ______________________________
Print: ______________________________
Title: ______________________________

BANK OF AMERICA, N.A.,
as Agent

By:    ______________________________
Print: ______________________________
Title: ______________________________

BANK OF AMERICA, N.A., as
Issuing Bank

By:    ______________________________
Print: ______________________________
Title: ______________________________

BANK OF AMERICA, N.A., as a Bank

By:    ______________________________
Print: ______________________________
Title: ______________________________

Wells Fargo Bank, N.A., as a Bank

By:    ______________________________
Print: ______________________________
Title: ______________________________

Union Bank of California, N.A., as a Bank

By:    ______________________________
Print: ______________________________
Title: ______________________________

California Federal Bank, as a Bank

By:    ______________________________
Print: ______________________________
Title: ______________________________

Bank of the West, as a Bank

By:    ______________________________
Print: ______________________________
Title: ______________________________

Manufacturers Bank, as a Bank

By:    ______________________________
Print: ______________________________
Title: ______________________________

GUARANTOR ACKNOWLEDGMENT AND CONSENT

        The undersigned, each a guarantor or third party pledgor with respect to the Company’s obligations to the Agent and the Banks under the Credit Agreement, each hereby (i) acknowledges and consents to the execution, delivery and performance by the Company of the foregoing First Amendment to the Credit Agreement to which this Guarantor Acknowledgement and Consent is attached (“Amendment”), and (ii) reaffirms and agrees that the respective guaranty, third party pledge or security agreement to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Agent and the Banks in connection with the Credit Agreement are in full force and effect, without defense, offset or counterclaim. Capitalized terms used herein have the meanings specified in the Amendment.

[SIGNATURES ON THE FOLLOWING PAGE]

        IN WITNESS WHEREOF, each of the undersigned guarantors have caused the execution and delivery of the Guarantor's Acknowledgment by their respective representatives thereunto duly authorized as of the day and year first above written.

New Horizons Education Corporation
New Horizons Computer Learning Center of Albuquerque, Inc.
New Horizons Computer Learning Center of Memphis, Inc.
New Horizons Computer Learning Center of Charlotte, Inc.
New Horizons Computer Learning Center of Santa Ana, Inc.
NHCLC of San Antonio, Inc.
Nova Vista, L.L.C.
New Horizons Computer Learning Center of Hartford, Inc.
New Horizons Computer Learning Center of Chicago, Inc.
New Horizons Computer Learning Center of Denver, Inc.
New Horizons Computer Learning Center of Nashville, Inc.
New Horizons Computer Learning Center of Sacramento, Inc.
New Horizons Computer Learning Center of Metropolitan New York
New Horizons Computer Learning Center of Cleveland Ltd., L.L.C.
New Horizons Computer Learning Centers EMEA, L.L.C.
New Horizons Computer Learning Centers APAC, L.L.C.
New Horizons Computer Learning Center of Indianapolis, Inc.
New Horizons Computer Learning Center of Indianapolis, LLC
New Horizons Computer Learning Centers, Inc.
New Horizons Computer Learning Center of Atlanta, Inc.

By:    ______________________________
Print: ______________________________
Title: ______________________________